SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Stillwater Mining Company

(Name of Registrant as Specified In Its Charter)

Clinton Relational Opportunity Master Fund, L.P.

Clinton Magnolia Master Fund, Ltd.

Clinton Spotlight Master Fund, L.P.

Clinton Retail Opportunity Partnership, L.P.

Clinton Relational Opportunity, LLC

Clinton Group, Inc.

George E. Hall

Charles R. Engles

Seth E. Gardner

Michael McMullen

Michael McNamara

Patrice E. Merrin

Brian Schweitzer

Gregory P. Taxin

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

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On April 15, 2013, Clinton Group, Inc. and its affiliates (collectively, "Clinton") issued by press release a letter to the stockholders of Stillwater Mining Company ("Stillwater") discussing, among other things, the improper executive compensation awarded by the current board of directors of Stillwater (the "Board") to Stillwater's Chief Executive Officer, the Board's claimed focus on Montana and the Board's failure to fully explain its record of value destruction at Stillwater. A copy of the press release, which contains the full text of the letter, is filed herewith as Exhibit 1.

In addition, Clinton posted additional references to the homepage and to the "Materials for Stockholders" section of www.tapstillwater.com. Copies of the additional references are filed herewith as Exhibit 2.

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